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As filed with the Securities and Exchange Commission on May 17, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Triumph Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	51-0347963 (I.R.S. Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100
Wayne, Pennsylvania 19087
(610) 251-1000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

John B. Wright II, Esq.
Vice President, General Counsel and Secretary
1550 Liberty Ridge Drive, Suite 100
Wayne, Pennsylvania 19087
(610) 251-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Gerald J. Guarcini, Esq.
Ballard Spahr LLP
1735 Market Street, 51st Floor
Philadelphia, PA 19103-7599

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check. the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee

Common Stock, $0.001 par value per share	(1)

Preferred Stock, $0.01 par value per share	(1)

Warrants	(1)

Units	(1)

(1)
An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of all of the registration fees. Any fees will be paid in advance or on a pay-as-you-go basis.

PROSPECTUS

TRIUMPH GROUP, INC.

Common Stock
Preferred Stock
Warrants
Units

        Triumph Group, Inc. or selling securityholders may, in one or more offerings, offer and sell from time to time:

  •
  shares of common stock;

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  shares of preferred stock in one or more series, which may be converted into or exchanged for common stock;

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  warrants to purchase common stock, preferred stock or other securities; or

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  units consisting of two or more of the foregoing securities.

        We will offer these securities in amounts, at prices and on terms to be determined by market conditions at the time of offering.

        This prospectus describes only the general terms of these securities and the general manner in which we or selling securityholders will offer the securities. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplements carefully before you invest in these securities. This prospectus may not be used to consummate sales of these securities unless accompanied by a prospectus supplement.

        These securities may be sold by us or selling securityholders to underwriters, or directly to purchasers, agents, dealers or through brokers. The names of any other underwriters or of any dealers or agents and the specific terms of a plan of distribution will be identified in the prospectus supplement.

        Selling securityholders that are affiliates of Triumph Group, Inc. may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and, as a result, may be deemed to be offering securities, indirectly, on our behalf. We will not receive any of the proceeds from the sale of common units by selling securityholders.

        INVESTING IN OUR SECURITIES INVOLVES RISK. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS ON PAGE 3 OF THIS PROSPECTUS BEFORE YOU MAKE ANY INVESTMENT IN OUR SECURITIES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 17, 2011

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

        We provide information to you about the securities in two separate documents that progressively provide more specific detail:

  •
  this prospectus, which contains general information, some of which may not apply to your securities; and

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  an accompanying prospectus supplement, which describes the specific terms of your securities and may also add, update or change information contained in this prospectus.

        If the terms of the securities offered vary between the accompanying prospectus supplement and this prospectus, you should rely on the information contained in the prospectus supplement.

        You should read both this prospectus and any prospectus supplement together with the additional information described below under "Where You Can Find More Information" to learn more about us and the securities we are offering.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, that registers the securities to be offered subsequently by any prospectus supplement to this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its public reference room. Our SEC filings are also available to the public over the Internet at the SEC's website at www.sec.gov or at our website at www.triumphgroup.com. You also can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus or any prospectus supplement. The information incorporated by reference is considered to be part of this prospectus, and any applicable prospectus supplement, and information that we file later with the SEC (and that is deemed to be "filed" with the SEC) will automatically update, and may supersede, information in this prospectus and any prospectus supplement.

        We are incorporating by reference the documents listed below. These reports contain important information about us, our financial condition and results of operations:

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  our Annual Report on Form 10-K for the fiscal year ended March 31, 2011, including any amendment(s) or report(s) filed for the purpose of updating such filing;

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  our Current Report on Form 8-K dated May 17, 2011; and

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  our Proxy Statement filed on August 27, 2010.

        Until our offering is completed, any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") other than information furnished to the SEC under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, also will be automatically incorporated by reference into this prospectus.

        We make available free of charge through our Internet website, www.triumpgroup.com, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our Internet website is not part of this prospectus or any prospectus supplement.

        You may request a copy of any of the documents that we incorporate by reference in this prospectus, at no cost, by writing or telephoning us at the following address:

  Triumph Group, Inc.
  Investor Relations
  1550 Liberty Ridge Drive, Suite 100
  Wayne, Pennsylvania 19087
  Telephone: (610) 251-1000

        You should rely only on the information included or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with other information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

RISK FACTORS

        An investment in our securities involves risks. Before you invest in our securities, you should carefully consider the following risk factors, in addition to the risk factors included in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q and those that may be included in the applicable prospectus supplement, as well as risks described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference.

Our charter documents may inhibit a takeover that stockholders may consider favorable.

        Our certificate of incorporation and bylaws contain provisions, including cumulative voting, that could prevent or delay a change in control or change in management that would provide stockholders with a premium to the market price of their common stock. In addition, our board of directors has the authority to issue up to 250,000 shares of preferred stock in one or more series in connection with our purchase of the assets or stock of another corporation or the merger of us with or into another corporation, and to fix the preferences, rights and limitations of that series without seeking stockholder approval. Cumulative voting and the ability to issue preferred stock could have the effect of discouraging unsolicited acquisition proposals or make it more difficult for a third party to gain control of us, or otherwise could adversely affect the market price of our common stock.

Our stock price may be volatile and could experience substantial declines.

        The market price of our common stock has historically experienced and may continue to experience volatility. This volatility may cause wide fluctuations in the price of our common stock on the New York Stock Exchange. The market price is likely to be affected by:

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  changes in general conditions in the economy or the financial markets;

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  variations in our quarterly operating results;

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  changes in financial estimates by securities analysts;

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  other developments affecting us, our industry, customers or competitors;

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  the operating and stock price performance of companies that investors deem comparable to us;

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  future sales by us or our major stockholders of our equity or equity-related securities; and

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  the number of shares available for resale in the public market under applicable securities laws.

        In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of our common stock, regardless of our operating results.

Any declaration and payment of dividends in the future will depend upon a number of factors and certain of our debt arrangements restrict our ability to pay dividends.

        Our declaration and payment of cash dividends in the future and the amount thereof will depend upon our results of operations, financial condition, cash requirements, future prospects, limitations imposed by credit agreements or indentures governing debt securities and other factors deemed relevant by our Board of Directors. Certain of our debt arrangements, including our credit facility, restrict our paying dividends and making distributions on our capital stock, except for the payment of stock dividends and redemptions of an employee's shares of capital stock upon termination of employment. No assurance can be given that cash dividends will continue to be declared and paid at historical levels or at all.

FORWARD-LOOKING INFORMATION

        Some of the information contained in this prospectus and any accompanying prospectus supplement (including documents incorporated by reference) are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements discuss estimates, goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on current beliefs of management as well as assumptions made by, and information currently available to, us. Forward-looking statements generally will be accompanied by words such as "anticipate," "believe," "budget," "could," "estimate," "expect," "forecast," "intend," "may," "plan," "possible," "potential," "predict," "project," "scheduled," "should," or other similar words, phrases or expressions that convey the uncertainty of future events or outcomes. Although we believe these forward-looking statements are reasonable, they are based upon a number of assumptions concerning future conditions, any or all of which may ultimately prove to be inaccurate. Forward-looking statements involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation:

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  our ability to successfully integrate the Vought business and other acquired businesses and realize the anticipated benefits of such acquisitions;

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  availability of required capital;

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  product liabilities in excess of insurance;

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  technological developments;

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  dependence of certain of our businesses on certain key customers;

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  limited availability of raw materials;

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  limited availability of skilled personnel;

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  costs and expenses and any liabilities associated with pending or threatened litigation;

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  the effects of customers canceling or modifying orders;

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  actions taken or conditions imposed by the United States and foreign governments;

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  the effect on our net sales of defense budget reductions by government customers;

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  the impact of volatile fuel prices on the airline industry;

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  our ability to attract and retain qualified professionals;

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  long-term trends in passenger and cargo traffic in the airline industry;

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  changes in governmental regulation;

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  the impact of work stoppages or labor disruptions at our locations or at our customers or suppliers;

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  international hostilities and terrorism;

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  general economic conditions or cyclical factors affecting the aerospace industry or our business;

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  returns on pension assets and impacts of future discount rate changes on pension obligations; and

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  environmental liabilities arising out of past or present operations.

        We base our forward-looking statements on information currently available to us, and, except as required by law, we undertake no obligation to update these statements, whether as a result of changes in underlying factors, new information, future events or other developments except as required by law. We do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed above as well as those discussed under "Risk Factors."

        The factors identified above are believed to be important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by us. Other factors not discussed herein could also have material adverse effects on us. All forward-looking statements included in this prospectus and the accompanying prospectus supplement are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligation to update publicly any forward-looking statement (or its associated cautionary language) whether as a result of new information or future events.

ABOUT TRIUMPH GROUP, INC.

        Triumph Group, Inc. ("Triumph" or the "Company") was incorporated in 1993 in Delaware. Our companies design, engineer, manufacture, repair, overhaul and distribute a broad portfolio of aerostructures, aircraft components, accessories, subassemblies and systems. We serve a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers, or OEMs, of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

        On June 16, 2010, we announced the completion of the acquisition of Vought Aircraft Industries, Inc. ("Vought") from certain investment funds sponsored by The Carlyle Group. The acquisition of Vought establishes the Company as a leading global manufacturer of aerostructures for commercial, military and business jet aircraft. Products include fuselages, wings, empennages, nacelles and helicopter cabins. Strategically, the acquisition of Vought substantially increases our design capabilities and provides further diversification across customers and programs, as well as exposure to new growth platforms. The acquired business is operating as Triumph Aerostructures-Vought Commercial Division, Triumph Aerostructures-Vought Integrated Programs Division and Triumph Structures—Everett. The results of Vought are included in the Company's Aerostructures Segment from the date of acquisition.

        We offer a variety of products and services to the aerospace industry through three groups of operating businesses: (i) Triumph Aerostructures Group, whose companies revenues are derived from the design, manufacture, assembly and integration of metallic and composite aerostructures and structural components for the global aerospace original equipment manufacturers, or OEM, market; (ii) Triumph Aerospace Systems Group, whose companies design, engineer and manufacture a wide range of proprietary and build-to-print components, assemblies and systems also for the OEM market; and (iii) Triumph Aftermarket Services Group, whose companies serve aircraft fleets, notably commercial airlines, the U.S. military and cargo carriers, through the maintenance, repair and overhaul of aircraft components and accessories manufactured by third parties.

        Our Aerostructures Group utilizes its capabilities to design, manufacture and build complete metallic and composite aerostructures and structural components. This group also includes companies performing complex manufacturing, machining and forming processes for a full range of structural components, as well as complete assemblies and subassemblies. This group services the full spectrum of aerospace customers, which include aerospace OEMs and the top-tier manufacturers who supply them and airlines, air cargo carriers, and domestic and foreign militaries.

        Our Aerospace Systems Group utilizes its capabilities to design and engineer mechanical, electromechanical, hydraulic and hydromechanical control systems, while continuing to broaden the scope of detailed parts and assemblies that we supply to the aerospace market. Customers typically return such systems to us for repairs and overhauls and spare parts. This group services the full spectrum of aerospace customers, which include aerospace OEMs and the top-tier manufacturers who supply them and airlines, air cargo carriers, and domestic and foreign militaries.

        Our Aftermarket Services Group performs maintenance, repair and overhaul services ("MRO") and supplies spare parts of various types of cockpit instruments, and gauges for the commercial and military aviation industry and primarily services the world's airline and air cargo carrier customers. This group also designs, engineers, manufactures, repairs and overhauls aftermarket aerospace gas turbines engine components, offers comprehensive MRO solutions, leasing packages, exchange programs and parts and services to airline, air cargo and third party overhaul facilities. We also continue to develop Federal Aviation Administration, or FAA, approved Designated Engineering Representative, or DER, proprietary repair procedures for the components we repair and overhaul, which range from detailed components to complex subsystems. Some specialties include navigation, flight, and engine monitoring instruments as well as autopilots, voice and data recorders, smoke detection systems and aircraft lighting.

        Our headquarters are at 1550 Liberty Ridge, Drive, Suite 100, Wayne, Pennsylvania 19087. Our telephone number is (610) 251-1000 and our Internet website address is www.triumphgroup.com.

USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, the net proceeds (after the payment of offering expenses and underwriting discounts and commissions) from the sale of securities by us offered from time to time using this prospectus will be used for our general corporate purposes, which may include:

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  paying or refinancing our indebtedness;

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  funding working capital, capital expenditures or acquisitions;

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  investing in or lending money to our subsidiaries; and

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  repurchasing or redeeming our securities.

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds.

        We will not receive any of the proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        Our ratio of earnings to fixed charges for each of the fiscal years ended 2007 through 2011 was as follows:

	Year Ended March 31,
	2007		2008		2009		2010		2011
Ratio of Earnings to Fixed Charges(1)	4.3	x	4.8	x	6.2	x	4.6	x	3.4	x

(1)
For purposes of calculating this ratio, "earnings" consists of income from continuing operations before income taxes and income from equity affiliates plus (a) fixed charges minus interest capitalized during the period, (b) distributed income from equity affiliates and (c) amortization of previously capitalized interest. "Fixed charges" consists of interest expense, capitalized interest, amortization of discount on indebtedness and an appropriate portion of rental expense representative of the interest factor. There was no preferred stock outstanding for each of the periods indicated.

 DESCRIPTION OF THE EQUITY SECURITIES

        Our authorized stock consists of:

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  100,000,000 shares of common stock, $0.001 par value per share, of which 24,517,850 shares were outstanding on May 9, 2011; and

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  250,000 shares of preferred stock, $.01 par value per share, none of which are outstanding on the date of this prospectus.

Common Stock

        Except as otherwise required by applicable law, all shares of the common stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

        The holders of the common stock shall have one vote for each share thereof.

        The holders of common stock are entitled to cumulate their votes in the election of directors, which means a holder of common stock may cast as many votes in the aggregate as the number of shares he or she is entitled to vote multiplied by the number of directors to be elected and to cast all votes for one director nominee or distribute these votes among two or more director nominees, as a holder sees fit.

        As and when dividends are declared or paid thereon, whether in cash, property or securities of the Company, the holders of the common stock shall be entitled to participate in such dividends ratably on a per share basis, provided that if dividends are declared which are payable in shares of common capital stock, dividends shall be declared which are payable at the same rate on each class of common capital stock and the dividends payable to holders of common stock shall be payable in shares of that class of common capital stock. The right of the holders of the common stock to receive dividends is subject to the provisions of the preferred stock.

        Subject to the provisions of the preferred stock, the holders of the common stock shall be entitled to participate ratably on a per share basis in all distributions to holders in any liquidation, dissolution or winding up of the Company.

Preferred Stock

        The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of the Certificate of Incorporation, to provide for the issuance of the shares of preferred stock in series, and, by filing a statement pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof; provided however, that any shares of preferred stock may only be issued by the Company as consideration for the stock or assets of another corporation or in connection with a merger of the Company with or into another corporation or of another corporation with or into the Company.

        The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

          (a)   the number of shares constituting that series and the distinctive designation of that series;

          (b)   the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (c)   whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (d)   whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (e)   whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

          (f)    whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (g)   the rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

          (h)   any other relative rights, preferences and limitations of that series.

        Dividends on outstanding shares of preferred stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

        If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets for distribution to holders of shares of preferred stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

        The prospectus supplement will describe the designations, preferences, dividend rates, liquidation rights, voting rights, conversion rights, redemption rights and such other provisions determined by our board of directors to apply to the preferred stock.

DESCRIPTION OF THE WARRANTS

        The following description summarizes certain general terms and provisions of the warrants, is not complete and is qualified in its entirety by reference to the warrant agreement under which the warrants are issued.

        We may issue warrants as separate securities or together with any of our equity securities. Unless otherwise specified in a prospectus supplement, the warrants will be immediately exercisable upon issuance and may be traded separately from any series of debt or equity securities with which they are issued. The prospectus supplement will set forth the specific terms of any warrants offered thereby, including, where applicable:

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  the designation, number of shares, stated value and terms (including liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants and the price at which such number of shares of preferred stock may be purchased upon such exercise;

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  the number of shares of common stock purchasable upon exercise of warrants and the price at which such number of shares of common stock may be purchased upon such exercise;

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  the date on which the right to exercise warrants shall commence and the date upon which such right shall expire;

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  any United States federal income tax consequences applicable to the warrants; and

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  any other relevant terms of the warrants.

        The exercise price of each warrant will be subject to adjustment upon the occurrence of certain events as set forth in each prospectus supplement. Prior to the exercise of any warrants, holders of warrants will not have any of the rights of holders of the equity securities purchasable upon their exercise. Warrants will become void if by their expiration date they have not been exercised.

 SELLING SECURITYHOLDERS

        We are registering for resale an indeterminate number of our shares of common stock held by certain of our securityholders to be named in a prospectus supplement.

        The prospectus supplement for any offering of our shares of common stock by a selling securityholder hereunder will include, among other things, the following information:

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  the name of each selling securityholder;

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  the nature of any position, office or other material relationship which each selling securityholder has had within the last three years with us or any of our predecessors or affiliates;

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  the number of shares of common stock held by each selling securityholder prior to the offering;

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  the number of shares of common stock to be offered for each selling securityholder's account; and

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  the number and (if one percent or more) the percentage of common stock held by each of the selling securityholders after the offering.

 PLAN OF DISTRIBUTION

        We or selling securityholders may sell the securities offered by this prospectus:

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  to or through underwriters or dealers;

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  directly to one or more institutional purchasers; or

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  through agents.

        We or the selling securityholders may sell the securities offered by this prospectus from time to time in one or more transactions:

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  at a fixed price or prices, which may be changed from time to time;

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  at market prices prevailing at the time of sale;

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  at prices related to the prevailing market prices; or

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  at negotiated prices.

        The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of the securities, including:

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  the name or names of any underwriters or agents;

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  the purchase price of the securities and the proceeds to us from such sale;

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  any delayed delivery arrangements;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any over-allotment options;

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  any initial public offering price; and

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  any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

        Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by that prospectus supplement.

        If underwriters are used in any sale of the securities, those securities will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase any securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may also sell the securities directly or through agents designated by us. Any agent involved in the offering and sale of the securities, and any commissions payable by us to any agent, will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

        We may authorize agents, underwriters or dealers to solicit offers by institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutional investors to which such offers may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions as may be approved by us. The obligations of any purchasers under any such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such institution is subject. The underwriters will not have any responsibility with respect to the validity of such arrangements or our performance or the performance of any institutional investors thereunder.

        The underwriters and agents who participate in the distribution of these securities may be entitled under agreements entered into with us and, if applicable, the selling securityholders to indemnification by us against certain liabilities, including liabilities under the Securities Act. These underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

 VALIDITY OF THE SECURITIES

        The validity of the securities offered by this prospectus will be passed upon for us by Ballard Spahr LLP.

EXPERTS

        The consolidated financial statements of Triumph Group, Inc., appearing in Triumph Group, Inc.'s Annual Report (Form 10-K) for the year ended March 31, 2011, (including the schedule appearing therein) and the effectiveness of Triumph Group, Inc.'s internal control over financial reporting as of March 31, 2011, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein by reference in reliance upon the reports of Ernst & Young LLP, pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

        The consolidated financial statements of Vought Aircraft Industries, Inc. as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon dated March 25, 2010 (which contains an explanatory paragraph describing conditions that raised substantial doubt about Vought Aircraft Industries, Inc.'s ability to continue as a going concern as described in Note 12 to the consolidated financial statements), incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The expenses to be borne by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth below. All amounts are estimated except for the registration fee.

Registration Fee—Securities and Exchange Commission	$	*
Printing Expenses	$	**
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Blue Sky Fees and Expenses (including Counsel Fees)	$	**
Miscellaneous	$	**

Total	$	**

*
The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

**
These fees are calculated based upon the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        We maintain insurance providing for indemnification of our officers and directors, managers and members of all of the Triumph Group, Inc. entities and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

  Delaware Corporations

        Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware

Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

  Certificate of Incorporation and Bylaws

        The Company's certificate of incorporation provides that the Company's directors are not personally liable to the Company or the Company's stockholders for monetary damages for breach of fiduciary duty as a director, except for liability in connection with a breach of the director's duty of loyalty to the Company or the Company's stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the DGCL, or any transaction from which the director derived an improper personal benefit. Further, under the provisions of the Company's bylaws, as amended, any person who is or was a party or is threatened to be made a party of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the Company's request as a director, officer, employee or agent of another company or other entity shall be indemnified by the Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless and only to the extent that the Court of Chancery or the court in which such action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court deems proper.

        The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the Company's best interests and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        In addition, to the extent that such a person is successful on the merits or otherwise in defense of any action, suit, or proceeding brought against him or her by reason of the fact that he or she is the Company's director, officer, employee or agent, he or she shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith.

        The Company's bylaws, as amended, provide that expenses (including attorneys' fees) incurred by a director or officer in defending a civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company. Such expenses, including attorneys' fees, incurred by other employees and agents may be paid upon such terms and conditions as the Board of Directors deems appropriate.

        Any indemnification under the provisions summarized above (unless ordered by a court) shall be made by the Company only as authorized in each specific case upon a determination that indemnification of such person is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the applicable provision. Such determination shall be made

(1) by a majority vote of the Company's directors who are not parties to the action, suit or proceeding (even though less than a quorum), (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

        The Company maintains director and officer insurance with respect to those claims described above in customary amounts.

        The above discussion of the certificate of incorporation and bylaws of the Company and the DGCL is not intended to be exhaustive and is qualified in its entirety by such certificates of incorporation and the DGCL.

Item 16.    Exhibits

1.1	*	Form of Underwriting Agreement.
3.1		Certificate of Incorporation (incorporated by reference to our proxy statement on Schedule 14A for the 2008 Annual Meeting of Stockholders).
3.2		Bylaws, as amended and restated (incorporated by reference to our Current Report on Form 8-K filed on July 28, 2009).
4.3		Form of common stock certificate (incorporated by reference to our Registration Statement on Form S-1 (Registration No. 333-10777) declared effective on October 24, 1996).
4.4	*	Form of preferred stock certificate.
4.5	*	Form of warrant certificate.
5.1	**	Opinion of Ballard Spahr LLP.
12.1	**	Statements Re: Computation of Ratio of Earnings to Fixed Charges for the years ended March 31, 2011, 2010, 2009, 2008 and 2007.
23.1	**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	**	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3	**	Consent of Ballard Spahr LLP (included in Exhibit 5.1).
24.1	**	Power of Attorney (included on the signature page to this Registration Statement).

*
To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act, or in a post-effective amendment to this registration statement.

**
Filed herewith.

Item 17.    Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on the 17th day of May, 2011.

TRIUMPH GROUP, INC.
By:	/s/ RICHARD C. ILL
	Name:	Richard C. Ill
	Title:	Chairman, Chief Executive Officer and Director

POWER OF ATTORNEY

        Each of the undersigned officers and/or directors of Triumph Group, Inc., a Delaware company (the "Company") hereby appoints M. David Kornblatt and John B. Wright, II, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-3, and any related documents, including any and all post-effective amendments and supplements to this Registration Statement, to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 17, 2011.

Name	Title

/s/ RICHARD C. ILL Richard C. Ill	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
/s/ M. DAVID KORNBLATT M. David Kornblatt	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ KEVIN E. KINDIG Kevin E. Kindig	Vice President and Controller (Principal Accounting Officer)

Name	Title

Paul Bourgon	Director
/s/ ELMER L. DOTY Elmer L. Doty	Director
/s/ RALPH E. EBERHART Ralph E. Eberhart	Director
/s/ RICHARD C. GOZON Richard C. Gozon	Director
/s/ CLAUDE F. KRONK Claude F. Kronk	Director
/s/ ADAM J. PALMER Adam J. Palmer	Director
/s/ GEORGE SIMPSON George Simpson	Director
/s/ JOSEPH M. SILVESTRI Joseph M. Silvestri	Director